SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
PRICESMART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: NOT APPLICABLE
	(2)	Form, Schedule or Registration Statement No.: NOT APPLICABLE
	(3)	Filing Party: NOT APPLICABLE
	(4)	Date Filed: NOT APPLICABLE

PRICESMART, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

CORRECTION

TO THE STOCKHOLDERS OF PRICESMART, INC.:

    Please note the following correction to our Notice of Annual Meeting dated December 7, 2001:

    The description of Proposal 2 on the Notice of Annual Meeting appearing on the cover page of PriceSmart's Proxy Statement for its 2002 Annual Meeting erroneously refers to the reservation of 500,000 shares of PriceSmart's Common Stock for issuance under the 2001 Equity Participation Plan. As noted on page 22 of the Proxy Statement and in Appendix A to the Proxy Statement, PriceSmart is seeking stockholder approval of the reservation of 350,000 shares of the Company's Common Stock for issuance under the 2001 Equity Participation Plan.

    We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Robert M. Gans Secretary

San Diego, California
December 18, 2001